SECOND AMENDMENT AND WAIVER TO LOAN AGREEMENT

SECOND AMENDMENT AND WAIVER TO LOAN AGREEMENT (the "Amendment") entered into as of July 31, 2006 by and between NETSMART TECHNOLOGIES, INC. (the "Borrower") and BANK OF AMERICA, N.A. (the "Bank").

WHEREAS, the Borrower and the Bank are parties to that certain Revolving Credit and Term Loan Agreement dated as of October 7, 2005, as amended by that first amendment dated as of December 31, 2005, as same may be hereafter amended and modified (collectively, the "Agreement"); and

WHEREAS, the Borrower has requested that the Bank amend, and the Bank has agreed to amend, certain provisions of the Agreement; and

WHEREAS, the Borrower has requested that the Bank waive a certain covenant violation under the Agreement and the Bank has agreed to waive such covenant violation subject to the terms hereof.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement.

2. The Bank and the Borrower agree that as of August 2, 2006, the outstanding principal amount under: (i) the Revolving Credit Note is $0 and (ii) the Term Note is $2,124,997.00, and interest has been paid through August 1, 2006.

3. As inducement for the Bank to enter into this Amendment, the Borrower hereby represents and warrants to the Bank that:

(a) After giving effect to this Amendment (including, without limitation, the waiver upon the conditions set forth in Section 5 herein), each and every of the representations and warranties set forth in the Agreement is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

(b) After giving effect to this Amendment (including, without limitation, the waiver upon the conditions set forth in Section 5 herein), no Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist after giving effect hereto.

(c) There are no defenses or offsets to its obligations under the Agreement, the Notes or the other Loan Documents, and if any such defenses or offsets exist, the same are hereby waived.

4. The Agreement is hereby amended as follows:

(a) Section 5.9(a) is deleted and the following is substituted therefor:

"(a) Tangible Net Worth. A minimum Tangible Net Worth of not less than the amount indicated for the corresponding period as set forth below:

Period	TNW Amount
9/30/05-Settlement Date	(-$1,500,000)
Settlement Date-12/30/05	$3,000,000
12/31/05-3/30/06	$2,250,000
3/31/06-6/29/06	$2,750,000
6/30/06-QST Closing Date	$3,000,000
QST Closing Date-12/30/06	(-$2,250,000)
12/31/06-3/30/07	(-$600,000)
3/31/07-6/29/07	$0
6/30/07-9/29/07	$750,000
9/30/07-12/30/07	$1,500,000
12/31/07-12/30/08	$2,500,000
12/31/08 and at all times thereafter	The sum of the prior year's Tangible Net Worth requirement as of December 31st of such prior year plus 50% of the net income for the current fiscal year then-ended

For purposes hereof, "Tangible Net Worth" shall mean total assets minus the sum of intangible assets and total liabilities, each as determined in accordance with GAAP; "Settlement Date" shall mean the earlier of (y) the date the Company receives the offering proceeds in accordance with Section 5.9(f) hereof, or (z) a date sixty (60) days from October 7, 2005; and "QST Closing Date" shall mean July 31, 2006."

(b) Section 6.1 is deleted and the following is substituted therefor:

"6.1 Debt: Create, incur, assume or suffer to exist any Debt or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations except for (i) Debt to the Bank, (ii) Debt inclusive of Capitalized Lease Obligations (but excluding Seller Notes) not to exceed $250,000.00 in the aggregate at any time, (iii) that certain purchase money note in the amount of $1,435,000.00 dated as of July 31, 2006 and payable to Intelligent Systems Corporation in connection with the acquisition of QS Technologies, Inc. provided that such indebtedness

matures within three (3) years of funding, and (iv) Seller Notes subordinate at all times to the Loans hereunder on terms satisfactory to the Bank."

(c) Except as amended herein, all other provisions of the Agreement shall remain in full force and effect.

5. Non-compliance by the Borrower with the covenant set forth below is hereby waived by the Bank for the periods indicated subject to the conditions hereof and solely to the extent specified as follows: Section 6.3 Merger, Consolidation and Acquisition of Assets, which provides, inter alia, that neither the Company nor any of its Subsidiaries shall acquire the assets of any other Person other than a Permitted Acquisition, but which acquisition by the Company's Subsidiary, Netsmart Public Health, Inc., of the assets of QS Technologies, Inc. on July 31, 2006 for a purchase price equal to $1,900,000.00 in cash, a $1,435,000.00 promissory note, the assumption of $2,000,000.00 of liabilities and potential earn out payments of up to $1,450,000.00 based on 2007 revenue (the "QST Acquisition"), did not qualify as a Permitted Acquisition. Based on the terms set forth herein and the information provided by the Company to the Bank in connection therewith, the Bank hereby consents to the QST Acquisition.

6. The waiver described in Section 5 above is effective only in this instance for the purpose given, is limited as written to the circumstances, facts and conditions set forth herein and shall not be deemed to be a continuing or further waiver of Section 6.3 of the Agreement or any other covenant, term or provision of the Loan Documents. No waiver of any single breach or default under the Agreement shall be deemed to be a waiver of any other breach or default thereunder. Except as otherwise modified above, all covenants, terms and conditions of the Agreement and the Loan Documents shall remain unmodified and in full force and effect.

7. It is expressly understood and agreed that all collateral security for the Loans and other extensions of credit set forth in the Agreement prior to the amendment provided for herein is and shall continue to be collateral security for the Loans and other extensions of credit provided in the Agreement as herein amended. Without limiting the generality of the foregoing, the Borrower hereby absolutely and unconditionally confirms that each document and instrument executed by the Borrower pursuant to the Agreement continues in full force and effect, is ratified and confirmed and is and shall continue to be applicable to the Agreement (as herein amended).

8. By their execution of this Amendment in the space provided below, the Guarantors indicated below hereby consent to this Amendment and reaffirm their continuing liability under their respective guaranties in respect of the Agreement (as amended hereby) and all security agreements, documents, instruments and agreements to which each is a party, executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by such Guarantors).

9. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Agreement or any of the documents referred to therein, or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to therein. Whenever the Agreement is referred to in the Agreement or any of the instruments,

agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by this Amendment.

10. The Borrower agrees to pay on demand, and the Bank may charge any deposit or loan account(s) of the Borrower, all reasonable expenses (including reasonable attorneys fees) incurred by the Bank in connection with the negotiation and preparation of this Amendment.

11. This Amendment shall become effective on such date as all of the following conditions shall be satisfied, retroactive to the date hereof:

(a) The Bank shall have received three (3) original counterparts of this Amendment, executed by the Company and the Guarantors.

(b) The Bank shall have received UCC searches in all appropriate jurisdictions for QS Technologies Inc. and Netsmart Public Health, Inc., together with UCC-3 termination statements terminating any liens against the Collateral not permitted under Section 6.2 of the Agreement.

(c) The Bank shall have received the following documents executed and completed by Netsmart Public Health, Inc.: Security Agreement Questionnaire, Officers' Certificate (inclusive of all Exhibits thereto), Guaranty and Continuing General Security Agreement together with the certificate of incorporation, by-laws and updated good standing certificate for Netsmart Public Health, Inc.

(d) The Bank shall have received the Permitted Acquisition certificate and projections of the Company with respect to the QST Acquisition, which shall be satisfactory in all respects to the Bank.

(e) The Bank shall have received copies of fully-executed counterparts of all action (in form and substance satisfactory to the Bank and its counsel), if required, taken by the Borrower and the Guarantors to authorize the execution, delivery and performance of this Amendment and such other papers as the Bank or its counsel may require.

12. This Amendment is dated as of July 31, 2006 and shall be effective on the date of execution by the Bank retroactive to such date.

13. This Amendment may be executed in counterparts, each of which shall constitute an original, and each of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

NETSMART TECHNOLOGIES, INC.

By: ______________________
Anthony F. Grisanti
Secretary/Treasurer

BANK OF AMERICA, N.A.

By: Martha Novak
Martha Novak
Senior Vice President

The Guarantors indicated below hereby consent to this Amendment and reaffirm their continuing liability under their respective guaranties in respect of the Agreement (as amended hereby) and all security agreements, documents, instruments and agreements to which each is a party, executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by such Guarantors).

NETSMART NEW YORK, INC. f/k/a
Creative Socio-Medics Corp.

By: ______________________
Anthony F. Grisanti
Secretary/Treasurer

NETSMART OHIO, INC.

By: ______________________
Anthony F. Grisanti
Assistant Secretary/Treasurer

NETSMART PUBLIC HEALTH, INC.

By: ______________________
Anthony F. Grisanti
Assistant Secretary/Treasurer

F:\DATA\M-P\Netsmart\2006\2ndAmend\2ndAmend.Final.doc

State of New York, County of Suffolk, ss:

On the 26 day of September, in the year 2006, before me the undersigned, personally appeared ANTHONY F. GRISANTI, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

Nancy L. Spotton
Notary Public

NANCY L. SPOTTON
NOTARY PUBLIC, State of New York
No. 01SP6071969
Qualified in Suffolk County
Commission Expires 03/25/20 10

State of New York, County of Suffolk, ss:

On the 29th day of September, in the year 2006, before me the undersigned, personally appeared MARTHA NOVAK, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

KERRIE KEMERSON
Notary Public - State of New York
Reg. No. 01KE5018662
Qualified in Suffolk County
My Commission Expires Oct. 4, 20 09